EXHIBIT 10.59

AMENDMENT NUMBER THREE

TO THE

REGIONS FINANCIAL CORPORATION

SUPPLEMENTAL 401(K) PLAN

Amended and Restated as of April 1, 2008 (the “Plan”)

Regions Financial Corporation (the “Company”), hereby amends the Plan as follows:

1. Effective January 1, 2011, delete Section 4.1(b) in its entirety and substitute in lieu thereof the following:

(b)	Effectiveness of Salary Reduction Agreement. A Participant’s supplemental salary reduction agreement shall take effect and amounts specified in the supplemental salary reduction agreement shall begin to be credited to such Participant’s Salary Reduction Contributions Account at such time as the Participant has made the maximum elective deferrals (total of both pre-tax and Roth 401(k) contributions) to the Regions 401(k) Plan allowed by Code Section 402(g) or by the provisions of the Regions 401(k) Plan.

2. Effective January 1, 2011, delete Section 4.2(b)(i) in its entirety and substitute in lieu thereof the following:

(i)	the Participant’s unmatched (determined on a per payroll basis) elective deferrals (whether pre-tax or Roth 401(k) up to a total of 6%) made to the Regions 401(k) Plan; and

3. All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.